                                                             (all amounts in dollars)
                                                              YEAR ENDED DECEMBER 31,
                                       ----------------------------------------------------------------------
                                                                                                                     NINE MONTHS
                                                                                                                        ENDED
                                          1993           1994           1995           1996           1997        SEPTEMBER 30, 1998
Loss from Continuing Operations
 before provision for income taxes      (2,389)        (3,311)        (2,452)        (6,442)         (985)             (1,231)

Add:
  Interest on indebtedness and
   amortization of debt expenses             0              0              0            755         1,052               4,093
                                        ------         ------         ------         ------         -----              ------

Loss, as Adjusted                       (2,389)        (3,311)        (2,452)        (5,687)           67               2,862
                                        ------         ------         ------         ------         -----              ------

Fixed Charges:
  Interest on indebtedness and
   amortization of debt expense              0              0              0            755         1,052               4,093

  Capitalized interest                       0              0              0              0           150               1,500
                                        ------         ------         ------         ------         -----              ------

Total Fixed Charges                          0              0              0            755         1,202               5,593
                                        ------         ------         ------         ------         -----              ------

Coverage Deficiency                       N/A            N/A            N/A           6,442         1,135               2,731
                                        ======         ======         ======         ======         =====              ======